EXHIBIT 6(a)

                             DISTRIBUTION AGREEMENT


     THIS DISTRIBUTION AGREEMENT (the "Agreement"), made as of the 1st day of May, 1997 by and between Janus Aspen Series, a business trust organized and existing under the laws of the State of Delaware, (hereinafter called "JAS") on behalf of the Retirement Shares of each of its portfolios, whether now existing or hereafter created, (each a "Portfolio"), and Janus Distributors, Inc., a corporation organized and existing under the laws of the State of Colorado (hereinafter called the "Distributor" or "JDI"). This Agreement applies separately to the Retirement Shares of each Portfolio of JAS whether now existing or hereafter created.


                                  WITNESSETH:

     WHEREAS, JAS is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act") and the laws of each state or jurisdiction in which the Distributor engages in business to the extent such law requires, and is a member of the National Association of Securities Dealers, Inc. (the "NASD") (such registrations and membership are referred to collectively as the "Registrations");

     WHEREAS, JAS has adopted on behalf of the Retirement Shares of each Portfolio, a Distribution and Shareholder Servicing Plan pursuant to Rule 12b-1 under the 1940 Act; and

     WHEREAS, JAS desires the Distributor to act as the underwriter for the public offering of the Retirement Shares of each Portfolio.

     NOW, THEREFORE, in consideration of the premises and the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1. Appointment. JAS appoints JDI to act as distributor of the Retirement Shares.

     2. Delivery of Portfolio Documents. JAS has furnished the Distributor with properly certified or authenticated copies of each of the following in effect on the date hereof and shall furnish the Distributor from time to time properly certified or authenticated copies of all amendments or supplements thereto:

     (a)  Trust Instrument;

     (b)  By-Laws; and


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     (c)  Resolutions   of  the  Trustees   (hereinafter   referred  to  as  the
          "Trustees") selecting the Distributor as distributor and approving this form of agreement and authorizing its execution.

     JAS shall furnish the Distributor promptly withcopies of any registration statements filed by it with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended, (the "1933 Act") or the 1940 Act, together with any financial statements and exhibits included therein, and all amendments or supplements thereto hereafter filed.

     JAS shall also furnish the Distributor with such other certificates or documents as the Distributor may from time to time, in its discretion, reasonably deem necessary or appropriate in order to properly perform its duties under this Agreement.

     3. Solicitation of Orders for Purchase of Shares.

     (a) Subject to the provisions of Paragraphs 4 and 7 hereof, and to such minimum purchase requirements as may from time to time be indicated in the Prospectus or Statement of Additional Information of the Retirement Shares of each Portfolio, the Distributor is authorized to solicit, as agent on behalf of JAS, unconditional orders for purchases of each Portfolio's Retirement Shares authorized for issuance and registered under the 1933 Act, provided that:

     (1) The Distributor shall act solely as a disclosed agent on behalf of and for the account of JAS;

     (2) The Distributor shall confirm or arrange with the transfer agent for the Retirement Shares to confirm all purchases of the Retirement Shares. Such confirmation shall conform to the requirements of Rule 10b-10 under the 1934 Act and shall clearly state that the Distributor is acting as agent in the transaction;

     (3) The Distributor shall have no liability for payment for purchases of Retirement Shares it sells as agent;

     (4) Each order to purchase Retirement Shares of a Portfolio received by the Distributor shall be subject to acceptance by an officer of JAS and entry of the order on such Portfolio's records or shareholder accounts and is not binding until so accepted and entered; and

     (5) The Distributor may appoint sub-agents or distribute through dealers (pursuant to a Distribution and Shareholder Servicing Agreement, a form of which is attached hereto as Exhibit A), the Distributor's own sales representatives or otherwise as the Distributor may determine from time to time.

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     The purchase price of a Portfolio's  Retirement  Shares to the public shall be the public offering price described in Paragraph 6 hereof.

     (b) In consideration of the rights granted to the Distributor under this Agreement, the Distributor will use its best efforts (but only in states and jurisdictions in which the Distributor may lawfully do so) to solicit from investors unconditional orders to purchase Retirement Shares of each Portfolio. JAS shall make available to the Distributor without cost to the Distributor the currently effective Prospectus and Statement of Additional Information for the Retirement Shares of each Portfolio and all information, financial statements and other papers that the Distributor requires for use in connection with the distribution of Retirement Shares. JAS shall provide such materials in the form of camera ready copies, computer diskettes, or other form reasonably requested by Distributor, to enable Distributor to provide one copy or diskette to each shareholder of record (it being understood that the shareholders of record shall be responsible for providing copies of such materials to the beneficial owners in accordance with applicable law).

     4. Solicitation of Orders to Purchase Retirement Shares by Portfolio. The rights granted to the Distributor shall be non-exclusive in that JAS reserves the right to otherwise solicit purchases from, and sell Retirement Shares to, investors, including without limitation the right to issue Retirement Shares in connection with the merger or consolidation of any other investment company, trust or personal holding company with a Portfolio, or a Portfolio's acquisition, by the purchase or otherwise, of all or substantially all of the assets of an investment company, trust or personal holding company, or substantially all of the outstanding shares or interests of any such entity.

     5. Compensation and Expenses. JAS shall pay all charges of its transfer, shareholder recordkeeping, dividend disbursing and redemption agents, if any; all expenses of preparation, printing and mailing of confirmations; all expenses of preparation and printing of annual or more frequent revisions of each Portfolio's Prospectus and Statement of Additional Information and of supplying copies thereof to shareholders; all expenses of registering and maintaining the Registrations of JAS under the 1940 Act and the sale of JAS' Retirement Shares under the 1933 Act; all expenses of qualifying and maintaining qualifications of each Portfolio and of the Retirement Shares for sale under securities laws of various states or other jurisdictions and of registration and qualification of each Portfolio under all laws applicable to JAS or its business activities. The Distributor may receive from JAS any amounts authorized for payment to the Distributor out of the Distribution and Shareholder Servicing Plan for the Retirement Shares. The Distributor may use such payments, in its discretion, to compensate dealers or other entities who provide distribution-related services to the extent permitted by the Distribution Plan.

     6. Public Offering Price. All solicitations by the Distributor pursuant to this Agreement shall be for orders to purchase Retirement Shares of a Portfolio at the public offering price. The public offering price for each accepted subscription for a Portfolio's Retirement Shares will be the net asset value per share next determined by JAS after it accepts such subscription. The net asset value per share of the Retirement Shares shall be determined in the

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manner  provided  in JAS'  Trust  Instrument  as now in  effect  or as it may be amended, and as reflected in the then current Prospectus and Statement of Additional Information covering the Retirement Shares.

     7. Suspension of Sales. If and whenever the determination of a Portfolio's net asset value is suspended and until such suspension is terminated, no further orders for Retirement Shares shall be accepted by JAS except such unconditional orders placed with JAS and accepted by it before the suspension. In addition, JAS reserves the right to suspend sales of Retirement Shares of a Portfolio if, in the judgement of the Trustees, it is in the best interest of the Portfolio to do so, such suspension to continue for such period as may be determined by the Trustees; and in that event, (i) at the direction of JAS, the Distributor shall suspend its solicitation of orders to purchase Retirement Shares of such Portfolio until otherwise instructed by JAS and (ii) no orders to purchase Retirement Shares of such Portfolio shall be accepted by JAS while such suspension remains in effect unless otherwise directed by its Trustees.

     8. Authorized Representations. The Distributor is not authorized by JAS to give on behalf of any Portfolio any information or to make any representations in connection with the sale of Retirement Shares other than the information and representations contained in such Portfolio's registration statement filed with the SEC under the 1933 Act and/or the 1940 Act, covering Retirement Shares, as such registration statement or such Portfolio's Prospectus or Statement of Additional Information may be amended or supplemented from time to time, or contained in shareholder reports or other material that may be prepared by or on behalf of such Portfolio or approved by such Portfolio for the Distributor's use.

     9. Registration of Additional Shares. JAS hereby agrees to register an indefinite number of Retirement Shares pursuant to Rule 24f-2 under the 1940 Act. JAS will, in cooperation with the Distributor, take such action as may be necessary from time to time to qualify the Retirement Shares of each Portfolio (so registered or otherwise qualified for sale under the 1933 Act), in any state or jurisdiction mutually agreeable to the Distributor and JAS, and to maintain such qualification; provided, however, that nothing herein shall be deemed to prevent JAS from registering the Retirement Shares without approval of the Distributor in any state it deems appropriate.

     10. Conformity With Law. The Distributor agrees that in soliciting orders to purchase Retirement Shares it shall duly conform in all respects with applicable federal and state laws and with the rules and regulations of the NASD. The Distributor will use its best efforts to maintain its Registrations in good standing during the term of this Agreement and will promptly notify JAS in the event of the suspension or termination of any of the Registrations.

     11. Independent Contractor. The Distributor shall be an independent contractor and neither the Distributor, nor any of its officers, directors, employees, or representatives is or shall be an employee of JAS in the performance of the Distributor's duties hereunder. The Distributor shall be responsible for its own conduct and the employment, control, and conduct of its agents and employees and for injury to such agents or employees or to others through its agents and

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employees  and agrees to pay or to insure that  persons  other than JAS will pay all employee taxes due with respect to the activities of its agents and employees.

     12. Indemnification. The Distributor agrees to indemnify and hold harmless JAS and each of the Trustees and its officers, employees and representatives and each person, if any, who controls JAS within the meaning of Section 15 of the 1933 Act against any and all losses, liabilities, damages, claims and expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claim or expense and reasonable legal counsel fees incurred in connection therewith) to which JAS or such Trustees, officers, employees, representatives, or controlling person or persons may become subject under the 1933 Act, under any other statute, at common law, or otherwise, arising out of the acquisition of any Retirement Shares of any Portfolio by any person which
(i) may be based upon any wrongful act by the Distributor or any of the Distributor's directors, officers, employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, Prospectus, Statement of Additional Information, shareholder report or other information covering Retirement Shares of such Portfolio filed or made public by JAS or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to such Portfolio by the Distributor in writing. In no case (i) is the Distributor's indemnity in favor of JAS, or any person indemnified, to be deemed to protect JAS or such indemnified person against any liability to which JAS or such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its or such person's duties or by reason of its or such person's reckless disregard of its or such person's obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against JAS or any person indemnified unless JAS or such person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim served upon JAS or upon such person (or after JAS or such person shall have received notice of such service on any designated agent). However, failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability that the Distributor may have to JAS or any person against whom such action is brought otherwise than on account of the Distributor's indemnity agreement contained in this Paragraph.

     The Distributor shall be entitled to participate, at its own expense, in the defense, or, if Distributor so elects, to assume the defense of any suit brought to enforce any such claim but, if the Distributor elects to assume the defense, such defense shall be conducted by legal counsel chosen by the Distributor and satisfactory to the persons indemnified who are defendants in the suit. In the event that the Distributor elects to assume the defense of any such suit and retain such legal counsel, persons indemnified who are defendants in the suit shall bear the fees and expenses of any additional legal counsel retained by them. If the Distributor does not elect to

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assume the defense of any such suit,  the  Distributor  will  reimburse  persons indemnified who are defendants in such suit for the reasonable fees of any legal counsel retained by them in such litigation.

     JAS agrees to indemnify and hold harmless the Distributor and each of its directors, officers, employees, and representatives and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act against any and all losses, liabilities, damages, claims or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claim or expenses and reasonable legal counsel fees incurred in connection therewith) to which the Distributor or such of its directors, officers, employees, representatives or controlling person or persons may become subject under the 1933 Act, under any other statute, at common law, or otherwise arising out of the acquisition of any Retirement Shares by any person which (i) may be based upon any wrongful act by JAS or any of the Trustees, or JAS' officers, employees or representatives other than the Distributor, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, Prospectus, Statement of Additional Information, shareholder report or other information covering Retirement Shares filed or made public by JAS or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance upon information furnished by the Distributor to JAS. In no case (i) is JAS' indemnity in favor of the Distributor or any person indemnified to be deemed to protect the Distributor or such indemnified person against any liability to which the Distributor or such indemnified person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its or such person's duties or by reason of its or such person's reckless disregard of its or such person's obligations and duties under this Agreement, or (ii) is JAS to be liable under its indemnity agreement contained in this Paragraph with respect to any claim made against the Distributor or any person indemnified unless the Distributor, or such person, as the case may be, shall have notified JAS in writing of the claim within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim served upon the Distributor or upon such person (or after the Distributor or such person shall have received notice of such service on any designated agent). However, failure to notify JAS of any such claim shall not relieve JAS from any liability which JAS may have to the Distributor or any person against whom such action is brought otherwise than on account of JAS' indemnity agreement contained in this Paragraph.

     JAS shall be entitled to participate, at its own expense, in the defense or, if JAS so elects, to assume the defense of any suit brought to enforce such claim but, if JAS elects to assume the defense, such defense shall be conducted by legal counsel chosen by JAS and satisfactory to the persons indemnified who are defendants in the suit. In the event that JAS elects to assume the defense of any such suit and retain such legal counsel, the persons indemnified who are defendants in the suit shall bear the fees and expenses of any additional legal counsel retained by them. If JAS does not elect to assume the defense of any such suit, JAS will reimburse the persons indemnified who are defendants in such suit for the reasonable fees and expenses of any legal counsel retained by them in such litigation.

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     13.  Duration  and  Termination  of this  Agreement.  With  respect to each
Portfolio and the Distributor, this Agreement shall become effective as of the date first written above and unless terminated as provided herein, shall remain in effect through June 16, 1998 and from year to year thereafter, but only so long as such continuance is specifically approved at least annually (a) by a vote of a majority of the Trustees who are not interested persons of the Distributor or of the Portfolio, voting in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of either the Trustees or a majority of the outstanding shares of the Portfolio. If the continuance of this Agreement is not approved as to a Portfolio, the Distributor may continue to render to that Portfolio the services described herein in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder, and this Agreement shall continue with respect to those Portfolios that have approved its continuance. This Agreement may be terminated by and between an individual Portfolio and the Distributor at any time, without the payment of any penalty (a) on 60 days' written notice, by the Trustees or by a vote of a majority of the outstanding Retirement Shares of such Portfolio, or by the Distributor, or (b) immediately, on written notice by the Trustees, in the event of termination or suspension of any of the Registrations. This Agreement will automatically terminate in the event of its assignment.

     In interpreting the provisions of this Paragraph 13, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "interested person", "assignment", and "majority of the outstanding shares") shall be applied.

     14. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by each party against which enforcement of the change, waiver, discharge, or termination is sought. If JAS should at any time deem it necessary or advisable in the best interests of a Portfolio that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the SEC or any other governmental authority or to obtain any advantage under state or Federal or tax laws and notifies the Distributor of the form of such amendment, and the reasons therefore, and if the Distributor should decline to assent to such amendment, JAS may terminate this Agreement as to that Portfolio forthwith. If the Distributor should at any time request that a change be made in JAS' Trust Instrument or By-Laws or in its methods of doing business, or in the registration statement, the Prospectus or the Statement of Additional Information of any Portfolio, in order to comply with any requirements of Federal or state law or regulations of the SEC, or of a national securities association of which the Distributor is or may be a member, relating to the sale of Retirement Shares, and JAS should not make such necessary changes within a reasonable time, the Distributor may terminate this Agreement as to that Portfolio forthwith.

     15. Limitation of Personal Liability. The parties to this Agreement acknowledge and agree that all liabilities of JAS arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of JAS and that no Trustee, officer, employee or agent, or holder of shares of beneficial interest of JAS, whether past, present or future, shall be personally liable for any of such liabilities.


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     16. Notification by JAS. JAS agrees to advise the Distributor immediately:

          (a) of any request by the SEC for amendments to JAS' Registration Statement insofar as it relates to the Retirement Shares of any of the Portfolios, the Prospectus or the Statement of Additional Information or for additional information;

          (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of JAS' Registration Statement insofar as it relates to the Retirement Shares of any of the Portfolios, the Prospectus or the Statement of Additional Information or the initiation of any proceeding for that purpose;

          (c) of the occurrence of any material event which makes untrue any statement made in JAS' Registration Statement insofar as it relates to the Retirement Shares of any of the Portfolios, the Prospectus or the Statement of Additional Information or which requires the making of a change in order to make the statements therein not misleading; and

          (d) of all actions of the SEC with respect to any amendments to JAS' Registration Statement insofar as they are related to the Retirement Shares of any of the Portfolios, the Prospectus or the Statement of Additional Information which may from time to time be filed with the SEC under the 1933 Act.

     17. Miscellaneous. The captions in this Agreement are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     18. Notice. Any notice required or permitted to be given by a party to this Agreement or to any other party hereunder shall be deemed sufficient if delivered in person or sent by registered or certified mail, postage prepaid, addressed by the party giving notice to each such other party at the address provided below or to the last address furnished by each such other party to the party giving notice.

     If to JAS:                              100 Fillmore Street
                                             Denver, Colorado  80206
                                             Attn:  Secretary

     If to the Distributor:                  100 Fillmore Street
                                             Denver, Colorado  80206
                                             Attn:  Secretary



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     IN WITNESS WHEREOF, the parties have executed this Agreement


ATTEST:                                 JANUS DISTRIBUTORS, INC.


________________________                By:    /s/Dana R. Cunningham
                                        Name:  Dana R. Cunningham
                                        Title: President


ATTEST:                                 JANUS ASPEN SERIES


________________________                By:    /s/Thomas H. Bailey
                                        Name:  Thomas H. Bailey
                                        Title: President


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